For More Information
Investor Contact:

Jack A. Pacheco
Senior Vice President & Chief Financial Officer
SMART Modular Technologies
510-624-8134

Suzanne Craig
The Blueshirt Group for SMART Modular Technologies
415-217-4962
suzanne@blueshirtgroup.com

SMART Modular Technologies to Acquire Adtron Corporation
Industry-Leading SSD Technology Targeted for Enterprise Storage Applications

FREMONT, CA – February 13, 2008 – SMART Modular Technologies (WWH), Inc. (“SMART” or the “Company”) (Nasdaq: SMOD), a leading independent manufacturer of memory modules, embedded computing subsystems, and TFT-LCD display products, today announced that it signed a definitive agreement to acquire privately-held Adtron Corporation, based in Phoenix, AZ, a leading designer and global supplier of high performance and high capacity solid state flash disk drives.

Under the terms of the agreement, which has been approved by the boards of directors of both companies, this all cash transaction is valued at approximately $20 million with up to an additional $15 million should certain calendar year 2008 financial and operational performance goals be achieved. The acquisition is expected to close on or about February 15, 2008.

“SMART has long discussed our goal to expand our non-DRAM business, and this transaction is a next logical step in building for future growth,” said Iain MacKenzie, President and Chief Executive Officer of SMART.  “The addition of Adtron’s technical expertise, product family, and customer base to SMART will complement SMART’s existing SSD business and provide a path to a more robust set of solutions to address the fast-growing SSD market.  Taking into account Adtron’s products and technologies, our aggregate SSD TAM expands to $3 billion. Adtron will now have the ability to leverage SMART’s size, scale and customer base to grow more aggressively.  Together, we will meet a wider set of customer needs and have a significantly greater opportunity to grow into new markets such as the Enterprise Storage SSD market.”

Forward-Looking Statements
Statements contained in this press release, including the quotations attributed to Mr. MacKenzie, that are not statements of historical fact, that describe the company’s or its management’s future plans, objectives, or goals, are “forward-looking statements” and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. The consummation of the acquisition is subject to certain closing conditions. In the event that any of these closing conditions is not satisfied, it is possible that the acquisition may not be consummated. In addition, these forward-looking statements include the company’s financial performance, technical capabilities, business strategies and product plans.
Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the company to be materially different from the historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, production or manufacturing difficulties, competitive factors, new products and technological changes, fluctuations in product prices and raw material costs, dependence upon third-party vendors, customer demand, changes in industry standards or release plans, and other risks detailed in the company’s periodic report filings with the Securities and
Exchange Commission. Such risk factors as outlined in these reports may not constitute all factors that could cause actual results to differ materially from those discussed in any forward looking statement. The company operates in a continually changing business environment and new factors emerge from time to time. The company cannot predict such factors, nor can it assess the impact, if any, from such factors on the company or its results. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The company is not obligated to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.

About SMART

SMART is a leading independent designer, manufacturer and supplier of electronic subsystems to original equipment manufacturers, or OEMs. SMART offers more than 500 standard and custom products to OEMs engaged in the computer, industrial, networking, gaming, telecommunications, and embedded application markets. Taking innovations from the design stage through manufacturing and delivery, SMART has developed a comprehensive memory product line that includes DRAM, SRAM, and Flash memory in various form factors. Its Embedded Products Division develops embedded computing subsystems, backed by design and manufacturing, for markets supporting test equipment, 3G infrastructure, and network processing applications. SMART’s Display Products Group designs, manufactures, and sells thin film transistors (TFT) liquid crystal display (LCD) solutions to customers developing casino gaming systems as well as embedded applications such as kiosk, ATM, point-of-service, and industrial control systems. SMART’s presence in the U.S., Europe, Asia, and Latin America enables it to provide customers with proven expertise in international logistics, asset management, and supply-chain management worldwide. See www.smartm.com for more information.

About Adtron

Founded in 1985, Adtron is the leading designer and global supplier of high performance and high capacity solid state flash disk drives. Adtron Flashpak® SSDs integrate seamlessly into defence/aerospace, industrial automation, medical, transportation, telecom and enterprise applications. Utilizing Adtron’s advanced ArrayProTM performance engine, Adtron solid state flash disk drives deliver superior sustained read and write rates and comply with stringent environmental requirements. The Adtron Quality Management System is ISO 9001:2000 certified. Adtron is headquartered in Phoenix, Arizona with channels in all global markets. Learn more about Adtron at www.adtron.com.

Flashpak and EraSure are registered trademarks of Adtron Corporation. ArrayPro is a trademark of Adtron Corporation.